UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 21, 2025

 CHEWY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)
(786) 320-7111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2025, the board of directors (the “Board”) of Chewy, Inc. (the “Company”) increased the size of the Board from twelve to thirteen directors and filled the newly created vacancy by appointing Ms. Deborah Ellinger (the “New Director”) as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2027. The Board has determined that Ms. Ellinger is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”).

Ms. Ellinger is a former CEO and experienced board member with extensive experience in the consumer products and solutions industry, including Pet. Ms. Ellinger is currently a Senior Advisor with Boston Consulting Group (“BCG”), a global consulting firm, where she works primarily with private equity clients investing in consumer and retail companies. She has held that position since 2018. Ms. Ellinger was previously the CEO and/or President of four private-equity backed companies from 2004 to 2018: Ideal Image, a MedSpa chain; The Princeton Review, a test prep company; Restoration Hardware, a home products retailer; and Wellness Pet Food, a pet food manufacturer. From 2001 to 2003, Ms. Ellinger was an Executive Vice President at CVS Pharmacy. From 1999 to 2001, Ms. Ellinger was a Senior Vice President at Staples. From 1990 to 1999, Ms. Ellinger was a Managing Director and Partner at BCG. Ms. Ellinger started her career in banking at Mellon Financial Corporation. Ms. Ellinger has served on several public and private boards, including: Tupperware, a manufacturer of home goods, from 2021 to 2023; iRobot, a manufacturer of consumer robots, from 2011 to 2023; Covetrus, a distributor of software and products for veterinarians, from 2019 to 2022; Interpublic from 2015 to 2017; National Life Group, a life insurance company, from 2007 to 2014; Sealy, a bedding manufacturer, from 2013 to 2020; and Malden Mills, a textile manufacturer, from 2003 to 2006. Ms. Ellinger holds a Bachelor of Arts and Master of Arts from the University of Cambridge, UK, and is a non-practicing Barrister-at-Law.

The New Director is eligible to receive our standard annual compensation for non-affiliated directors as described in our most recent proxy statement filed with the SEC on May 24, 2024 under the heading “Director Compensation.”

The Company also entered into an indemnification agreement with the New Director in connection with her appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 3, 2019. There are no other transactions with the New Director which would require disclosure under Item 404(a) of Regulation S-K. The New Director’s appointment as a director of the Company was not pursuant to any arrangement or understanding between her and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date:	February 25, 2025	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary